UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 7, 2015

EnerSys
(Exact name of registrant as specified in its charter)

Commission File Number: 1-32253

Delaware	23-3058564
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
2366 Bernville Road, Reading, Pennsylvania 19605
(Address of principal executive offices, including zip code)
(610) 208-1991
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On May 7, 2015, EnerSys issued an earnings press release discussing its expected financial results for the fourth quarter and full year of fiscal 2015. The press release, attached as Exhibit 99.1 hereto and incorporated herein by reference, is being furnished to the SEC and shall not be deemed to be "filed" for any purpose.

Item 8.01.    Other Events

Quarterly Cash Dividend

On May 7, 2015, EnerSys issued a press release announcing that its Board of Directors had declared a quarterly cash dividend of $0.175 per share, payable on June 26, 2015 to stockholders of record as of June 12, 2015. The press release, attached hereto as Exhibit 99.2, is incorporated by reference.

Redemption of Convertible Senior Notes

On May 7, 2015, EnerSys issued a notice of redemption (the “Notice of Redemption”) calling for the redemption of all $172,356,000 aggregate principal amount of its outstanding 3.375% Convertible Senior Notes due 2038 on June 8, 2015. The Notice of Redemption, attached hereto as Exhibit 99.3, is incorporated by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release, dated May 7, 2015, of EnerSys regarding the preliminary financial results for the fourth quarter and full year of fiscal 2015.

99.2 Press Release, dated May 7, 2015, of EnerSys regarding a quarterly cash dividend.

99.3 Notice of Redemption, dated May 7, 2015, of EnerSys regarding the redemption of its 3.375% Convertible Senior Notes due 2038.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnerSys

Date: May 7, 2015	By:	/s/ Richard W. Zuidema
Richard W. Zuidema
Executive Vice President

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release, dated May 7, 2015, of EnerSys regarding the preliminary financial results for the fourth quarter and full year of fiscal 2015.
EX-99.2	Press Release, dated May 7, 2015, of EnerSys regarding a quarterly cash dividend.
EX-99.3	Notice of Redemption, dated May 7, 2015, of EnerSys regarding the redemption of its 3.375% Convertible Senior Notes due 2038.